Exhibit 99.1

Actelis Receives $2.3 Million Order for Immediate Delivery of New Hybrid-Fiber Intelligent Networking Solution For Washington D.C.’s Department of Transportation

FREMONT, Calif., May 2, 2024 — Actelis Networks, Inc. (NASDAQ:ASNS) (“Actelis” or the “Company”), a market leader in cyber-hardened, rapid deployment networking solutions for IoT applications, today announced that it has received an approximately $2.3 million order to supply Washington D.C.’s Department of Transportation (DDOT) with a new hybrid-fiber intelligent networking solution for the city’s transportation network. This order will be supplied immediately, during the coming 2-3 months and will help DDOT modernize and standardize network connectivity infrastructure along its roadways and at its intersections with the deployment of over 1,600 Actelis hybrid-fiber network switching and aggregation devices.

DDOT currently utilizes a mix of fiber optic and copper cables to communicate with all Intelligent Transportation System (ITS) assets city-wide including traffic signals, Closed Circuit cameras (CCTV), roadway weather systems, and data collection sites. These systems are critical to DDOT’s ability to command and control traffic signals through the evolutionary changes the city is experiencing in enhancing its intelligent, secure transportation management, and to provide situational awareness to the public and a vast number of local and regional stakeholders. These systems are also critical in an ongoing effort to manage traffic flow, special events, and daily incidents that impact the safety of all modes of travel within the city.

The Actelis IoT solution components will communicate with DDOT’s various central systems at the agency’s transportation management centers, the city’s Advanced Traffic Management System (ATMS), and critical homeland security support systems. Because of the importance of the systems involved, it is vital that the connectivity solution is fast, reliable, and secure. Actelis’ unique ability to enable instant fiber-grade connectivity over copper or fiber within one secure integrated network gives DDOT the solution it needs without the high cost of installing fiber at each intersection.

“We are very excited to be able to help the capital of the United States upgrade and modernize its intelligent traffic management systems,” said Tuvia Barlev, Chairman and CEO of Actelis. “We look forward to providing a solution to DDOT that gets the most out of its blended fiber-copper network while helping to make travel safer and more efficient for residents and visitors.”

The project was awarded to M2 Technology, Inc. a top-ranked value-added reseller and a long-time Actelis business partner, providing information technology solutions to local, state, and federal government agencies. The solution will include Actelis’ hybrid-fiber MetaLight 684D managed, cyber and temperature hardened networking technology featuring Gigabit switching capacity and Actelis’ MetaLight 230 compact, high density Ethernet aggregation devices which will be installed in traffic operation hubs spread throughout the District.

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About Actelis Networks, Inc.

Actelis Networks, Inc. (NASDAQ: ASNS) is a market leader in cyber-hardened, rapid-deployment networking solutions for wide-area IoT applications including federal, state and local government, ITS, military, utility, rail, telecom and campus applications. Actelis’ unique portfolio of hybrid fiber-copper, environmentally hardened aggregation switches, high density Ethernet devices, advanced management software and cyber-protection capabilities, unlocks the hidden value of essential networks, delivering safer connectivity for rapid, cost-effective deployment. For more information, please visit www.actelis.com.

Forward-looking Statements

This press release contains certain forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are identified by the use of the words “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “may,” “continue,” “predict,” “potential,” “project” and similar expressions that are intended to identify forward-looking statements. All forward-looking statements speak only as of the date of this press release. You should not place undue reliance on these forward-looking statements. Although we believe that our plans, objectives, expectations and intentions reflected in or suggested by the forward-looking statements are reasonable, we can give no assurance that these plans, objectives, expectations or intentions will be achieved. Forward-looking statements involve significant risks and uncertainties (some of which are beyond our control) and assumptions that could cause actual results to differ materially from historical experience and present expectations or projections. Actual results to differ materially from those in the forward-looking statements and the trading price for our common stock may fluctuate significantly. Forward-looking statements also are affected by the risk factors described in the Company’s filings with the U.S. Securities and Exchange Commission. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events.

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Media Contact:

Sean Renn

Global VP Marketing & Communications

srenn@actelis.com

Investor Relations Contact:

Kirin Smith

PCG Advisory, Inc.

Ksmith@pcgadvisory.com